Exhibit 10.1

FIRST AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of November 7, 2006, and is by and between SILICON VALLEY BANK (“Bank”) and AXESSTEL, INC., a Nevada corporation (“Borrower”), with offices at 6815 Flanders Drive, Suite 210, San Diego, CA 92121 (FAX 858-625-7110).

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of August 7, 2006 (as amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement in accordance with the terms hereof.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Facility Fee. Section 2.2.2 is amended in its entirety and replaced with the following:

Section 2.2.2 Facility Fee. A fully earned, non-refundable facility fees of: (a) for the first year of the term hereof, $150,000, is due upon execution of this Agreement plus an additional $37,500 upon the execution of the First Amendment to Loan and Security Agreement, dated as of November 7,2006 (for a total fee of $187,500); and (b) for the second year of the term hereof, $150,000 due on the first anniversary of the date of this Agreement. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, if the Bank terminates this Agreement: (i) on or before August 6, 2007, Bank shall retain as a facility fee with respect to (a) above an amount equal to the product of: (A) the difference of: (y)

360 minus (z) the actual number of days elapsed between August 7, 2006 and the effective termination date multiplied by (B) $520.83 (the “Adjusted First Fee”) and shall refund to the Borrower an amount equal to $187,500 minus the Adjusted First Fee and Bank shall not charge for the $150,000 fee set forth in (b) above, and (ii) on and after August 7, 2007, Bank shall retain all of the facility fee with respect to (a) above and shall retain as a facility fee with respect to (b) above an amount equal to the product of: (A) the difference of: (y) 360 minus (z) the actual number of days elapsed between August 6, 2007 and the effective termination date multiplied by (B) $416.67 (the “Adjusted Second Fee”) and shall refund to the Borrower an amount equal to $150,000 minus the Adjusted Second Fee. If the ARPA, the LC Discounting Agreement, and this Agreement (all three), are terminated by Borrower on or before August 7, 2007 and no Event of Default has occurred or is continuing at such time, Borrower shall not be required to pay the $150,000 facility fee set forth in (b) above.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on or about August 1, 2006 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon the satisfaction of the conditions set forth in Section 7.

7. Conditions. The effectiveness of this Amendment is conditioned upon: (i) receipt by Bank of an amendment fee in the amount of $37,500; (ii) the execution and delivery to Bank of a fully executed copy of that certain First Amendment to Second Amended and Restated Accounts Receivable Purchase Agreement, dated of even date herewith; (iii) execution and delivery to Bank of a fully executed copy of that certain First Amendment to Letter of Credit Discounting Agreement with Recourse, dated as even date herewith; and (iv) execution and delivery to Bank of a fully executed copy of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

SILICON VALLEY BANK		AXESSTEL, INC., a Nevada corporation,

By:	/s/ Robert C. Lake	By:	/s/ Patrick Gray

Name:	Robert C. Lake	Name:	Patrick Gray

Title:	Relationship Manager	Title:	SVP, Finance

S-1

First Amendment to Loan and Security Agreement